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HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.7





                                MASTER AGREEMENT


                                   #_______


                                    BETWEEN


                               DNA SCIENCES, INC.


                                      AND

                             THE UNIVERSITY OF UTAH

     This Agreement ("Agreement") is entered into and effective as of December 29, 2000 by and between DNA SCIENCES, INC., a Delaware corporation (tax ID # ____________) ("Company") and the University of Utah, a body politic and corporate of the State of Utah, on behalf of the University of Utah ("University").

                                    RECITALS

     WHEREAS, Company wishes from time to time to have certain research and services performed by University;

     WHEREAS, the performance of such research and services is consistent and compatible with, and beneficial to the academic role and mission of University as an institution of higher education; and,

     WHEREAS, University is qualified to provide such research and services.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings herein set forth, the parties agree as follows:

     1. TERM. This Agreement shall commence as of 12/29/00 and shall remain in effect for a term of five (5) years or, in the event any Task Orders (as hereinafter defined) are outstanding at the time of expiration of such five-year period, until such later reasonable date as all obligations thereunder have been completed and discharged including completion of applicable Task Orders.

     2. RESEARCH PROGRAM. Company desires to sponsor clinical research at the University involving the identification in humans of genetic variants associated with certain


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diseases of interest to Company, with the intent to utilize such information in combination with other genetic studies to be conducted by Company (the "Company Studies"), to develop therapeutic, diagnostic and pharmacogenomic products for such diseases. The Sponsored PIs (as defined in Section 3h), in collaboration with the Company, will input formulated queries to databases maintained by the University that contain historical, geneological and phenotypic records, to identify potential participants in the Company Studies. Through a procedure approved by the Institutional Review Board of the University, the University will then obtain blood and tissue samples ("Tissue Samples") from such identified individuals. The research to be conducted pursuant to this Agreement shall be the "Research Program."

     3. TASK ORDERS. Under the Research Program, Company intends to sponsor clinical research by University faculty relating to cancer, type II diabetes, hypertension, cardiovascular disease and multiple sclerosis. All professional research and services to be provided hereunder shall be as authorized and defined in mutually agreed upon "Task Orders" to be executed by the parties which shall reference this Agreement and become a part hereof. Each such Task Order shall, at a minimum, contain the following:

          (a) a detailed description of the scope of the work to be performed by University personnel under the Task Order ("Work");

          (b) the disease to which such research is targeted (the "Field of Use");

          (c) applicable specifications for the Work;

          (e) a detailed budget for the Work to be performed;

          (e) a schedule for payment of amounts due to the University (for example, whether the University is to be reimbursed [ * ];

          (f) deliverables and reporting requirements;

          (g) project start and end dates; and

          (h) the identity of University Principal Investigators (the "Sponsored PIs").

     4. SUPERVISION BY UNIVERSITY. The Sponsored PIs designated in a Task Order will have primary responsibility for supervision of the performance of the Work on behalf of University. Neither party shall replace or substitute for the Sponsored PIs in the supervisory responsibilities hereunder without the prior written approval of the other party, which may be granted or withheld at such other party's sole discretion.

     5. ASSIGNMENTS/SUBCONTRACTS. Neither party shall assign this Agreement or any Task Order issued pursuant to the terms hereof, or assign or subcontract any of its obligations under this Agreement or any such Task Order, except to an affiliate, or in connection with the sale of all or substantially all of the assets of such party relating to the substance of this Agreement, without the express written consent of the other party, which consent shall not be unreasonably withheld.



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     6. PLACE OF PERFORMANCE. It is anticipated that substantially all of the
Work under this Agreement will be performed by University at University's place of business. However, at the request of Company, University's personnel may, from time to time, be required to travel and work at Company's offices operated by Company or Company's affiliated and associated companies (as designated in the applicable Task Order). Company shall, where necessary or appropriate for the performance of Work under this Agreement, provide such University personnel with reasonable working space including necessary office furniture and telephones, stationery supplies and materials, typing services, document reproduction and mail distribution services at such other office and/or facilities.

     7. RESEARCH LICENSE. University shall grant to Company a biological materials use license ("BMUL") for each library of Tissue Samples created in the course of performing the Work described in a given Task Order (each a "Sample Library"). Such license shall grant Company the exclusive right to use the tissues from the Sample Library provided to Company to perform commercial research in the Field of Use of the Task Order under which the applicable Sample Library was collected, to develop therapeutic, diagnostic and pharmacogenomic products and services useful to treat, prevent or diagnose human diseases and conditions.

     8. UNIVERSITY'S RIGHTS TO TISSUE SAMPLES. The University will own all Tissue Samples and will provide to Company an adequate portion of each Tissue Sample obtained for Company's commercial use under the terms set forth below. The University will retain all rights to the Tissue Samples and related intellectual property other than those rights granted to Company with respect thereto, specifically including but not limited to the right to use the Tissue Samples for academic purposes within the applicable Field of Use and for any purpose outside the applicable Field of Use. The University hereby grants Company an exclusive right of first negotiation to obtain the right to commercialize products and services based upon or containing any inventions made by the University through use of Tissue Samples outside the scope of the Research Program ("University Inventions") in the Field of Use of the Task Order under which the applicable Sample Library was collected as follows:

     University shall notify DNAS as soon as practically possible upon the discovery of an invention made by an employee, student or contractor of the University made in whole or in part through use of the Tissue Samples outside the scope of the Research Program within the five (5) year period immediately following the receipt by Company of the first Tissue Sample collected under the applicable Task Order, which is not also a University Invention as defined in
Section 10 ("Tissue Inventions"). University will grant to Company the exclusive first right to negotiate an exclusive, world-wide license with the right to grant sublicenses, to make, use, sell, offer for sale and import products based upon or containing such Tissue Invention and all related intellectual property rights (i.e., a right of first negotiation). Following receipt of such notice, Company will have [ * ] days to notify University that Company is exercising its right of first negotiation with respect to such Tissue Invention. Once Company has exercised its right of first negotiation, the Parties shall negotiate in good faith the terms of an agreement governing such a license on commercially reasonable terms. Such negotiations shall continue until the parties reach agreement, except that in no event shall University be obligated to continue negotiations for more than [ * ] days. If Company does not respond to University's notice of the discovery of a Tissue Invention within [ * ] days of receipt thereof, or the negotiation period ends without an



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agreement being reached, University shall be free to offer and enter into such a license with a third party without further obligation to Company.

     9. At any point after [ * ] after the execution of each BMUL, the University may request the Company's written permission to use the Tissue Samples for commercial research activities within the applicable Field of Use on a case by case basis and such permission shall not be unreasonably withheld.

          9.1 PAYMENT FOR WORK. Payment for Work rendered will be made [ * ] in accordance with the terms set forth in each Task Order issued hereunder.

     In the event that the Task Order provides for payment to be made in accordance [ * ] University shall be compensated at the rate(s) specified in the applicable Task Order. Unless otherwise stated in the Task Order, University will invoice Company on a monthly basis.

     In the event that the Task Order provides for payment [ * ] unless otherwise stated in the Task Order, Company will pay University [ * ] within [ * ] stated in the Task Order, [ * ] at [ * ], as set forth in the applicable Task Order, and [ * ] within [ * ]. Such fees shall be nonrefundable and non-creditable.

     Except as otherwise expressly provided below, or in the applicable Task Order, Company will also reimburse University for actual and reasonable costs incurred for travel expenses, associated living expenses and other out-of-pocket expenses incurred in connection with its performance under the Research Program, in accordance with University's Travel Policy and Procedures. Invoices received by Company are due and payable within thirty (30) days of receipt.

          9.2 BMUL FEES. In consideration of the license grant in Section 8, Company shall pay to University:

          (a) an annual License Fee of [ * ] for the BMUL [ * ] due upon the effective date of the applicable Task Order and on or before each anniversary thereof, for a period of five ( 5) years;

          (b) an annual License Fee of [ * ] for each BMUL [ * ], due upon the effective date of the applicable Task Order and on or before each anniversary thereof, for a period of five (5) years.

          (c) a milestone payment of [ * ] within [ * ] days after the first commercial sale of a product developed using a Tissue Sample ("Product"); and,

          (d) [ * ] of Net Sales of Products sold within the [ * ] period immediately following the first Net Sales of the Product, with such payments being made to the University of Utah Research Foundation.

     Net Sales for the purpose of calculating BMUL Fees will be defined as follows: "Net Sales" means the gross revenue actually received by Company for the sale to a third party of



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Product in finished product form by Company, its affiliates or its sublicensees, as applicable, less the following deductions:

          (i) Amounts repaid or credited by reason of timely rejections, returns or recalls;

          (ii) Taxes, excises or other governmental charges upon or measured by the production, sale, transportation, delivery or use of goods;

          (iii) Transportation and delivery charges actually incurred, including shipping insurance and packing costs;

          (iv) Normal and customary trade, cash and quantity discounts and allowances granted to third parties, including products provided free of charge and mandatory rebates to governmental agencies, but expressly excluding discounts or allowances offered as part of a package of Products and other products sold by Company or its sublicensees.

     In the event a Product is sold in combination with other apparatus or product, as part of a kit, or in any other combination, and the Product is not separately valued on the invoice or other document evidencing such sale, the Net Sales of the Product shall be (i) the then current list price for the Product when sold separately, or if it is not sold separately, then (ii) an amount calculated by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be Company's standard costs for the Product and the denominator of which shall be Company's standard cost for the total combination at the time of the sale; provided, however, that if both the Product and other products included in such combination have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the Net Sales of the Product shall be determined by multiplying the invoice price charged for the combination by the ratio of the list price of the Product to the sum of the list prices of the Product and such other products.

     Amounts received by Company or its sublicensees for the sale of Products between or among Company, its affiliates or its sublicensees for resale shall not be included in the computation of Net Sales hereunder.

          9.3 AUDIT RIGHTS. Notwithstanding any other conditions of this Agreement, the books and records of University hereunder will be made available upon request, at the University's regular place of business, for audit by personnel authorized by the Company. Additionally, the books and records pertaining to this Agreement and any Task Orders shall be retained by the University for a period of three years following final payment.

     The period of access and examination described above, for the records which relate to (a) litigation or settlement of claims arising out of the performance of this Agreement or (b) costs and expenses of this Agreement as to which exception has been taken by the parties shall continue until such litigation, claims, or exceptions have been disposed of.

     Company shall keep complete and accurate records pertaining to the sale or other disposition of the Product and of the royalty payments and other amounts payable under this



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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Agreement in sufficient detail to permit University and/or its licensors to confirm the accuracy of all payments due hereunder and provided herein. University shall have the right to cause an independent, certified public accountant to audit such records and Work done to confirm Company's Net Sales and royalty payments for the preceding year. Information obtained during such an audit shall be the Confidential Information of Company as defined in Section 15. Such audit rights may be exercised no more often than once a year, within three
(3) years after the calendar quarter to which such records relate, upon reasonable notice to Company and during normal business hours. University will bear the full cost of such audit unless such audit discloses an underpayment of more than [ * ] from the amount of royalty payments due. In such case, Company shall bear the full cost of such audit. Within thirty (30) days of the completion of such audit, Company shall pay to University the amount of any underpayment disclosed in such audit, or University shall pay to Company the amount of any overpayment disclosed in such audit, as applicable.

     The audit rights of both parties shall survive any termination or expiration or termination of this Agreement for a period of three (3) years.

     10. USE OF DATA AND COMPANY IP. It is contemplated that Company may transfer Company proprietary information to the University and the Sponsored PIs in the course of the performance of this Agreement. This proprietary information may consist of materials, know-how, or information and materials covered by trade secrets or patent rights, which Company has created under its prior and concurrent research efforts, or which it has licensed from third parties necessary or useful for performing the Work and which Company has provided to the Sponsored PIs (collectively "Company IP").

     Outside the scope of the Work performed under the applicable Task Order, the University may use the data generated through performance of the Work ("Data") and Company IP to the extent it is integrated in the Data, independent of Company, for its internal non-commercial research purposes only, subject to the grant to Company of an "Option," as further described below, to inventions made using Data or Company IP. University shall notify Company as soon as practically possible upon the discovery of an invention made by an employee, student or contractor of the University made in whole or in part through use of the Data or the Company IP outside the scope of the Research Program within five
(5) years from the date that Company receives the first Tissue Sample under the applicable Task Order ("University Inventions"). University hereby grants to Company the exclusive first right to negotiate an exclusive, world-wide license, with the right to grant sublicenses, to make, use, sell, offer for sale and import products or services based upon or incorporating such University Invention (an "Option"). Following receipt of a notice that a University Invention has been made, Company will have [ * ] days to notify University that Company is exercising its Option with respect to such University Invention ("Election Notice"). Once Company has so exercised its option, the Parties shall negotiate in good faith the terms of an agreement governing such a license on commercially reasonable terms. If the parties are unable to reach agreement on the terms of such a license agreement within [ * ] days after the University receives an Election Notice and they commence negotiations therefore, either party may request that the parties seek the advice of an objective third party mediator with respect to outstanding issues. Within [ * ] days after any such request, the parties shall agree upon a third party with at least ten (10) years experience in the pharmaceutical or biotechnology industry at a senior management position to mediate their



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discussions. If the parties do not agree upon the remaining terms of such a license within thirty (30) days after the mediator's first meeting, then the parties shall submit such unresolved issues for resolution by binding arbitration in a location mutually agreed upon by the parties pursuant to the then-applicable rules of JAMS/Endispute.

     11. PATENTS AND INVENTIONS. Ownership of intellectual property rights relating to inventions made in the course of performing under the Research Program shall be determined in accordance with United States laws of inventorship. The University shall have the first right, but not the obligation to file, prosecute and maintain patent applications for such inventions invented solely by University personnel (each a "University Sole Invention"). Company shall have the right to file, prosecute and maintain any such patent applications that the University decides not to file or continue to prosecute. Company shall have the first right, but not the obligation, to file, prosecute and maintain patent applications for such inventions that are invented solely by Company PERSONNEL. The parties shall confer regarding whether to seek patent protection on any joint discovery made by the parties under the Research Program ("Joint Inventions"). The parties will co-operate in seeking patent prosecution on Joint Inventions and will appoint a lead party, with the other party being allowed to review, comment and consent to all patent prosecution activities.

     12. COMMERCIALIZATION LICENSE.

          12.1 OPTION. The University hereby grants to Company an exclusive option for a period of [ * ] following disclosure of each University Sole Invention or Joint Invention to Company to obtain a worldwide, royalty-bearing, exclusive license, with the right to grant sublicenses, to make, use, sell, offer for sale and import products made using, based upon or incorporating such Joint Invention or any University Sole Invention, and all intellectual property rights relating thereto, for use in therapeutic, diagnostic and pharmacogenomic products and services in the Field of Use of the applicable Task Order (the "Option"). The Option period may be extended by Company for each invention for up to an additional [ * ] period (the "Extension Period") upon the reimbursement by Company of all accrued patent costs incurred by the University with respect to the patent applications and patents that are the subject of such option prior to the date of extension of the Option (i.e., the date upon which the Option would otherwise have expired) until the end of the Extension Period. The commercial terms of the license(s) granted upon exercise of the Option shall be negotiated in good faith by the parties within a [ * ] day period from the date Company notifies University of its intention to exercise the Option. Such license(s) shall include a royalty obligation in the range set forth in Section
12.3 below, the milestone provisions set forth in Section 12.2 below and other commercially reasonable terms and conditions typically contained in agreements governing the license of similar technology of similar market potential. The Option shall apply on an invention by invention basis.

     If the parties are unable to reach agreement on the remaining terms of such a license agreement within [ * ] days after they commence negotiations therefore, either party may request that the parties seek the advice of an objective third party mediator. Within [ * ] days after any such request, the parties shall agree upon a third party with at least ten (10) years experience in the pharmaceutical or biotechnology industry at a senior management position to mediate their discussions. If the parties do not agree upon the remaining terms of such a license within thirty (30) days after the mediator's first meeting, then the parties shall submit such unresolved issues



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for resolution by binding arbitration in a location mutually agreed upon by the parties pursuant to the then-applicable rules of JAMS/Endispute.

          12.2 MILESTONE PAYMENTS. In partial consideration for the license(s) to the University's interest in Joint Inventions or University Sole Inventions, as the case may be, Company will pay to the University a milestone payment with respect to the first commercial sale of a product which is covered by a valid claim of a patent or patent application claiming a Joint Invention or University Sole Invention. The amount of such milestone payments shall be negotiated on a per license basis and shall be due within thirty (30) days of such first commercial sale.

          12.3 ROYALTIES. In partial consideration for the license(s) to the University's interest in Joint Inventions or University Sole Inventions, as the case may be, Company shall pay to the University royalties on net sales of products covered by a valid claim of a patent application or a patent claiming Joint Invention or a University Sole Invention, at a royalty to be determined in each license agreement, which shall be within the range of [ * ]
 percent [ * ]for products [ * ], and [ * ] percent [ * ] for products [ * ]. The terms of such license agreement will contain [ * ] to the [ * ].

     13. EQUIPMENT. All equipment, instruments and materials purchased or used by University in connection with performance of the Work shall at all times remain the sole control and ownership of University.

     14. PUBLICATION. In furtherance of University's role as a public institution of higher education, it is necessary that significant results of Work activities be reasonably available for publication by the University, and Company acknowledges that University may publish the results of the Work conducted in connection with this Agreement. Notwithstanding the foregoing, University agrees that it shall not publish the results of the Work conducted in connection with this Agreement without the prior written consent of Company, until the expiration of six (6) months following the first to occur of either the termination of this Agreement or submission of the final written report required by the applicable Task Order (such date, the "Publication Date"). In the event University wishes to publish Work results prior to the Publication Date, University shall first provide to Company written notice of University's intent to publish and a draft of such publication. Company shall have sixty (60) days after receipt of the draft publication to request in writing the removal of portions deemed by Company to contain Confidential Information of Company, or to request a delay in submission of the draft for publication pending Company's application for patent protection on inventions disclosed therein. In either event, University shall have no obligation to delay publication of the draft for longer than six (6) months following delivery of University's notice to Company of intent to publish. If University does not receive Company's written response to the notice of intent to publish within the sixty (60) day period, then Company shall be deemed to have consented to such publication. Other than the Data, in no event may the University publish any Confidential Information of Company without Company's prior written permission.

     15. CONFIDENTIALITY. Company acknowledges that University is a governmental entity and thus subject to the Utah Governmental Records Access Management Act,
Section 63-2-101 et seq., Utah Code Ann. (1997 and supp 1998 as amended) ("GRAMA") and Section 53B-16-301 et seq., this Agreement, and confidential GRAMA and Section 53B-



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16-301 et seq., this Agreement, and confidential information provided pursuant hereto, may be subject to public disclosure. Any person who provides University with records that such person believes should be protected from disclosure for business reasons must, pursuant to Section 63-2-308 of GRAMA and Section 53B-16-304, provide University with a written claim of business confidentiality and a concise statement of reasons for supporting such claim. Subject to such regulations, and the fulfillment of the requirements thereunder by Company, the parties agree to the following with respect to confidentiality:

     Company and University acknowledge that each party may receive confidential technical and business information of the other party ("Confidential Information") during the term of this Agreement. Subject to Sections 10 and 14, Company IP shall be considered Confidential Information of Company and Data shall be considered Confidential Information of Company and University. Company may use the Data that is not also covered by a University Invention, Tissue Invention or a University Sole Invention for any purpose.

     Each party to this Agreement agrees during the term of this Agreement and for a five (5) year period thereafter, to maintain in strict confidence all Confidential Information received from the other party whether in oral, written, graphic or electronic form. Each party hereto agrees (i) not to use Confidential Information of the other party, and (ii) not to disclose Confidential Information of the other party to third parties, without the express written permission of the other party, except as expressly permitted under this Agreement. Notwithstanding the foregoing, each party may disclose Confidential Information to its employees, officers and independent contractors requiring access thereto for the purposes of this Agreement provided each such employee, officer or independent contractor is bound by a written agreement to maintain Confidential Information in confidence and not to use it for purposes other than those permitted in this Agreement. The parties will take all steps necessary to ensure that its employees, officers and independent contractors comply with the terms and conditions of this Agreement.

     The obligations of this Section 15 shall not pertain to any information which, to the extent that the party receiving Confidential Information of the other party can establish by competent written proof:

          (a) at the time of disclosure is in the public domain;

          (b) after disclosure, becomes part of the public domain by publication or otherwise, except by breach of an obligation of confidentiality with respect thereto;

          (c) was in party's possession at the time of disclosure, or was subsequently and independently developed by party's employees, officers or independent contractors who had no knowledge of or access to the Confidential Information; or

          (d) is received by the party from a third party without breach of an obligation of confidentiality with respect thereto.

     In the event that Confidential Information is required to be disclosed pursuant to a court order or as required by law or regulation, the receiving party may disclose such Confidential



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Information, provided that such party shall give notice to the other party and shall make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only to the extent required by such order, law or regulation, and that it be used only for the purposes for which the order, law or regulation requires such disclosure to be made.

     16. INDEMNIFICATION.

          16.1 INDEMNIFICATION BY UNIVERSITY. University is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1993 and Supp. 1999 as amended) ("Act"). Subject to the provisions of the Act, University shall indemnify, defend and hold harmless Company, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of University, its officers, agents or employees in connection with this Agreement or the use of the Tissue Samples by the University or its officers, directors, employees or agents, up to the limits of the Utah Governmental Immunity Act, provided, however, that such indemnity shall not extend to events attributable to or arising from either the negligence, wrongful act(s), or wrongful failure to act on the part of University or an any employee, officer, or agent of Company.

          16.2 INDEMNIFICATION BY COMPANY. Company shall indemnify, defend and hold harmless University, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of Company, its officers, agents or employees in connection with this Agreement or the use of the Tissue Samples by the University or its officers, directors, employees or agents, provided, however, that such indemnity shall not extend to events attributable to or arising from either the negligence, wrongful act(s), or wrongful failure to act on the part of University or an any employee, officer, or agent of University.

     17. TERMINATION. This Agreement or any Task Order may be terminated by either party at any time and from time to time, by giving written notice thereof to the other party. Such termination shall be effective thirty (30) days after receipt of such notice. Termination shall not relieve either party of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made prior to the time of such termination. Termination of this Agreement will terminate all Task Orders existing at the time of termination. Sections 7, 8, 9.3, 10, 11, 12, 13, 14, 15, 16, 17 18 and 22 shall survive termination of this Agreement.

     18. NO WARRANTIES. Company expressly disclaims and excludes any and all warranties for Company IP provided to University hereunder, express or implied, either in fact or by operation or law, statutory or otherwise, and Company specifically disclaims any implied warranty or merchantability, fitness for a particular purpose or non-infringement.

     19. COMPLIANCE WITH LAWS. In performance of the Work, University shall comply with all applicable federal, state and local laws, codes, regulations, rules and orders.

     20. RELATIONSHIP OF THE PARTIES. In assuming and performing the obligations of this Agreement, University and Company are each acting as independent parties and neither shall be



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considered or represent itself as a joint venture, partner, agent or employee of the other. Neither party shall use the name or any trademark of the other party in any advertising, sales promotion or other publicity matter without the prior written approval of the other party.

     21. UNCONTROLLABLE FORCES. Neither Company nor University shall be considered to be in default of this Agreement if delays in or failure of performance shall be due to uncontrollable forces the effect of which, by the exercise of reasonable diligence, the nonperforming party could not avoid. The term "uncontrollable forces" shall mean any event which results in the prevention or delay of performance by a party of its obligations under this Agreement and which is beyond the control of the nonperforming party. It includes, but is not limited to, fire, flood, earthquakes, storms, lightening, epidemic, war, riot, civil disturbance, sabotage, inability to procure permits, licenses, or authorizations from any state, local, or federal agency or person for any of the supplies, materials, accesses, or services required to be provided by either Company or University under this Agreement, strikes, work slowdowns or other labor disturbances, and judicial treatment.

     22. MISCELLANEOUS.

          22.1 ENTIRE AGREEMENT. This Agreement, with its attachments, constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any other written or oral understanding of the parties. This Agreement may not be modified except by written instrument executed by both parties.

          22.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

          22.3 NOTICES. Except as provided in Section 9.1 hereof regarding payment of invoices, any notice or other communication required or permitted to be given to either party hereof shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of delivery if delivery by courier, express mail service or first-class mail, registered or certified mail, return receipt requested. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designated by written notice given to the other party:



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         In the case of Company:

         Hugh Y. Rienhoff, Jr., CEO
         DNA Sciences, inc.
         6540 Kaiser Drive
         Fremont, CA   94555

         In the case of University:

         LYNNE CHRONISTER
         UNIVERSITY OF UTAH
         OFFICE OF SPONSORED PROJECTS
         1471 E FEDERAL WAY
         SALT LAKE CITY UT  84102-1870

          22.4 ORDER OF PRECEDENCE. In the event of any conflict, inconsistency or discrepancy amount, the Agreement and all any other documents listed below shall be resolved by giving precedence in the following order.

          (a) Task Orders with Appendices

          (b) This Agreement

          22.5 GOVERNING LAW AND DISPUTES. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws.

          22.6 NONWAIVER. A waiver by either party of any breach of this Agreement shall not be binding upon the waiving party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving party's right with respect to any other or further breach.

          22.7 ATTORNEY FEES. The prevailing Party in any action or suit to enforce the terms or conditions of this Agreement shall be entitled to recover its costs of court and reasonable attorneys' fees incurred in enforcing this Agreement.

          22.8 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted to achieve the intent of the parties to this Agreement to the extent possible rather than voided. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

          22.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives effective as of the day and year first written above.



DNA SCIENCES, INC.                       UNIVERSITY OF UTAH
"Company"                                "University"

By: /S/ S. B. LEHRER                     By:  /S/ LYNNE CHRONISTER
    ---------------------------------         ---------------------------------
               (Signature)                           (Signature)

Name: STEVEN B. LEHRER                   Name:  LYNNE U. CHRONISTER
     --------------------------------           -------------------------------
              (Please print)                        (Please print)

Title:  CHIEF BUSINESS OFFICER           Title:  DIRECTOR, SPONSORED PROJECTS
        -----------------------------            ------------------------------

Date:  12/29/00                          Date:  12/29/00
       ------------------------------           -------------------------------











[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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